STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

08/08/2025

Work Order Item Number:	W2025080801074-4647482
Filing Number:	20255101406
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	8/8/2025 12:12:00 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0123352018-3 **Entity Name:** Alt5 Sigma Corporation

Entity Status: Active **Expiration Date:** None

Non-Commercial Registered Agent

GAIL KYSER

325 E WARM SPRINGS RD, STE 102, LAS VEGAS, NV 89119, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0123352018-3
FVAguilar	Filing Number 20255101406
Secretary of State State Of Nevada	Filed On 8/8/2025 12:12:00 PM
	Number of Pages 2

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☒ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information: Name of entity:

ALT5 SIGMA CORPORATION

Entity or Nevada Business Identification Number (NVID): E0123352018-3

2. Effective date and time: For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)

3. Class or series of stock: (Certificate of Designation only) The class or series of stock being designated within this filing:

4. Information for amendment of class or series of stock: The original class or series of stock being amended within this filing:

SERIES I CONVERTIBLE PREFERRED STOCK

5. Amendment of class or series of stock:

☐ Certificate of Amendment to Designation- Before Issuance of Class or Series
As of the date of this certificate no shares of the class or series of stock have been issued.

☒ Certificate of Amendment to Designation- After Issuance of Class or Series
The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6. Resolution: Certificate of Designation and Amendment to Designation only) By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*

See Attachment 1, attached hereto.

7. Withdrawal: Designation being Withdrawn: Date of Designation:

No shares of the class or series of stock being withdrawn are outstanding.

The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

8. Signature: (Required) X [signature] Date: Aug. 8, 2025

Signature of Officer

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Attachment 1

Section 4 Voting Rights of the Certificate of Designation of Rights, Privileges, preferences and limitations of the Series I [Convertible] Preferred Stock is hereby deleted in its entirety and replaced with the following:

Section 4. Voting Rights. The Holder of each share of Series I Preferred Stock shall have one vote for such share. With respect to any stockholder vote, the Holder shall have full voting tights and powers equal to the voting -rights and powers of the Common Stock stockholders, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Company, and shall be entitled to vote, together with Common Stock stockholders, with respect to any question upon which the Common Stock stockholders have the right to vote. The Holders of Series I Preferred Stock shall vote together with all other classes and series of common and preferred stock of the Company as a single class on all actions to be taken by the Common Stock stockholders, except to the extent that voting as a separate class or series is required by law or by this Certificate.